YERBA OREGON, LLC

Financial Statements
Three Months Ended
March 31, 2019 and 2018

Financial Statements
Three Months Ended
March 31, 2019 and 2018

TABLE OF CONTENTS

INDEPENDENT ACCOUNTANT'S REVIEW REPORT

To the Members
Yerba Oregon, LLC
Hillsboro, Oregon

We have reviewed the accompanying interim financial statements of Yerba Oregon, LLC (an Oregon limited liability company), which comprise the balance sheets as of March 31, 2019 and 2018, and the related statements of operations and members' equity (deficit) and cash flows for the three months then ended, and the related notes to the interim financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the interim financial statements as a whole. Accordingly, we do not express such an opinion.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these interim financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial statements that are free from material misstatement whether due to fraud or error.

Accountant's Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the interim financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant's Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company engages in the production and sale of cannabis and related products, an activity that is illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the "ACT"). In addition, substantially all of the assets and certain liabilities of Yerba Oregon, LLC were sold to another company in June 2019 and the members expect to cease operations in 2020. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois, Unites States of America

January 27, 2020

YERBA OREGON, LLC
Balance Sheets
March 31, 2019 and 2018
Unaudited

ASSETS		2019		2018
CURRENT ASSETS:				
Cash	$	8,057	$	80,078
Receivables, net of allowance		200,039		300,493
Prepaid expenses		2,500		25,000
Inventory		210,240		313,208
Total current assets		420,836		718,779
Property, plant and equipment, net		887,374		1,197,488
Intangible assets, net		35,000		35,000
TOTAL ASSETS	$	1,343,210	$	1,951,267
LIABILITIES AND MEMBERS' EQUITY (DEFICIT)				
CURRENT LIABILITIES:				
Accounts payable and accrued liabilities	$	190,686	$	112,483
Accrued interest – related party		194,884		129,660
Short term notes payable – related party		995,735		565,585
Due to related party		14,869		-
Current portion of notes payable		5,781		5,781
Total current liabilities		1,401,955		813,509
Long term liabilities				
Notes payable, less current portion		13,007		18,788
TOTAL LIABILITIES		1,414,962		832,297
Commitments and contingencies		-		-
Members' equity (deficit)				
Total members' equity		(71,752)		1,118,970
TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$	1,343,210	$	1,951,267

See accompanying notes to unaudited financial statements.

YERBA OREGON, LLC
Statements of Operations
Three Months Ended March 31, 2019 and 2018
Unaudited

	2019	2018
Revenues	$ 341,006	$ 485,326
Cost of revenues	615,310	913,379
Gross profit	(274,304)	(428,053)
Operating expenses		
General and administrative	97,176	218,776
Sales and marketing	13,796	18,815
Professional fees	24,422	6,959
Depreciation, amortization and impairment	79,222	77,621
Total operating expenses	214,616	322,171
Income (Loss) from operations	(488,920)	(750,224)
Other income (expenses)		
Interest expense – related party	(18,813)	(12,641)
Other income	450	-
Other expenses	(266)	-
Total other income (expenses)	(18,629)	(12,641)
Income (loss) before income tax	(507,549)	(762,865)
Income tax expense	(150)	(1,100)
Net income (loss)	$ (507,699)	$ (763,965)

See accompanying notes to unaudited financial statements.

YERBA OREGON, LLC
Statements of Changes in Members' Equity (Deficit)
Three months ended March 31, 2019 and 2018
Unaudited

		Members' Equity (Deficit)
Balance, December 31, 2017	$	1,839,935
Capital contributions		43,000
Net income (loss)		(763,965)
Balance, March 31, 2018		1,118,970
Balance, December 31, 2018	$	435,947
Net income (loss)		(507,699)
Balance, March 31, 2019	$	(71,752)

See accompanying notes to unaudited financial statements.

YERBA OREGON, LLC

Statements of Cash Flows

Three Months ended March 31, 2019 and 2018

Unaudited

		2019		2018
CASH FLOWS FROM OPERATING ACTIVITIES:				
Net income (loss)	$	(507,699)	$	(763,965)
Adjustments to reconcile net income (loss) to net cash used in operating activities:				
Depreciation and amortization		79,222		77,621
Allowance for doubtful accounts		-		11,451
Changes in operating assets and liabilities:				
Receivables		(65,259)		(140,791)
Prepaid expenses		8,240		5,770
Inventory		273,220		433,804
Other assets		-		22,500
Accounts payable and accrued liabilities		(46,649)		2,637
Accrued interest, related party		18,814		12,640
Deferred revenue		-		(9,600)
Net cash provided by (used in) operating activities		(240,111)		(347,933)
CASH FLOWS FROM INVESTING ACTIVITIES:				
Purchase of property, plant, and equipment		-		(2,400)
Net cash used in investing activities		-		(2,400)
CASH FLOWS FROM FINANCING ACTIVITIES:				
Borrowings from related party		14,869		-
Proceeds from short term notes payable, related party		225,150		50,482
Payments on notes payable		(1,446)		(1,928)
Proceeds from capital contributions		-		43,000
Net cash (used in) provided by financing activities		238,573		91,554
Net increase (decrease) in cash		(1,538)		(258,779)
Cash at beginning of period		9,595		338,857
Cash at the end of the period	$	8,057	$	80,078
Supplemental Disclosure of Cash Flows Information:				
Cash paid for interest	$	-	$	-
Cash paid for income taxes	$	(150)	$	(1,100)

See accompanying notes to unaudited consolidated financial statements.

YERBA OREGON, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 – Nature of Business

Yerba Oregon, LLC (the Company) was formed in the state of Oregon on February 13, 2015 with a perpetual existence. The Company's initial principal business to supply marijuana product to the medical market. When Oregon legalized recreational marijuana, the Company applied for and was granted a marijuana producer license in April 2016 and its license to supply medical marijuana was returned to the state per state regulations. The Company is a wholesale producer of recreational marijuana flower, by-product and pre-roll product in the state of Oregon.

The Company operates using the name "Yerba Buena a Fine Cannabis Company" and registered the name as an Assumed Name in the state of Oregon in January 2016.

Going Concern

These unaudited financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. While the recreational use of cannabis is legal under the laws of certain States, where the Company is currently producing or selling cannabis, the use and possession of cannabis is illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the "ACT"). Cannabis is currently included under Schedule 1 of the Act, making it illegal to cultivate, sell or otherwise possess in the United States.

On January 4, 2018 the office of the Attorney General published a memo regarding cannabis enforcement that rescinds directives promulgated under former President Obama that eased federal enforcement. In a January 8, 2018 memo, Jefferson B. Sessions, then Attorney General of the United States, indicated enforcement decisions will be left up to the U.S. Attorney's in their respective states clearly indicating that the burden is with "federal prosecutors deciding which cases to prosecute by weighing all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of federal prosecution, and the cumulative impact of particular crimes on the community." Subsequently, in April 2018, President Trump promised to support congressional efforts to protect states that have legalized the cultivation, sale and possession of cannabis, however, a bill has not yet been finalized in order to implement legislation that would, in effect, make clear the federal government cannot interfere with states that have voted to legalize cannabis. Further in December 2018, the US Congress passed legislation, which the President signed on December 20, 2018, removing hemp from being included with Cannabis in Schedule I of the Act.

Should the United States Federal Government choose to begin enforcement of the provisions under the Act, the Company could be prosecuted under the Act and the Company may have to immediately cease operations and/or be liquidated. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

In addition, in June 2019, the Company and Stem Holdings, Inc. (as more fully described in Note 10) consummated the acquisition of the operations of Company and substantially all of the assets of the Company and assumed certain liabilities of the Company. The members of the Company expect to wind down and dissolve the Company in early 2020.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The unaudited financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("GAAP").

Note 2 – Summary of Significant Accounting Policies (continued)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The significant estimates include, but are not limited to, assumptions used in inventory valuation and useful life of fixed assets.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Accounts Receivables and Concentration of Credit and Other Risks

Receivables consist primarily of amounts due to the Company from its normal business activities. An allowance for doubtful accounts is to reflect the expected collectability of receivable based on past collection history, evaluation of economic conditions as they may impact our customers, and specific risks identified in the portfolio. The Company determines the past due status of trade receivables based on our terms with each customer. Account balances are charged off against the allowance for doubtful accounts when collection efforts have been exhausted and the account receivable is deemed worthless. Any subsequent recoveries of charged off account balances are recorded as income in the period received. As of March 31, 2019, and March 31, 2018, the Company has determined that an allowance for doubtful accounts was required in the amount of $35,237 and $11,451, respectively.

As of March 31, 2018, we had 2 customers who comprised 10% or more of our accounts receivable and their combined accounts receivable totaled approximately $138,000. For March 31, 2019 we did not have any customers who comprised 10% or more of our accounts receivable balance.

For the period of January 1, 2018 through March 31, 2018 we had one customer which accounted for approximately 14% of our revenue. For the period of January 1, 2019 through March 31, 2019 we had one customer which accounted for approximately 16% of our revenue.

For the period ended March 31, 2019 and 2018 the Company had cash deposits in excess of the National Credit Union Share Insurance Fund (NCUSIF) insured limits of $Nil.

The Company's operations are dependent on its licenses with the Oregon Liquor Control Commission ("OLCC") which are required to be renewed yearly (Ref: Note 10 – Other events). In addition, the Company is geographically limited with respect to its sales as its license is exclusive to the State of Oregon.

Fair Value of Financial Instruments

The carrying amounts of our financial instruments, including accounts receivable and accounts payable are carried at cost, which approximates their fair value due to their short-term maturities.

The Company follows the fair value measurement rules, which provides guidance on the use of fair value in accounting and disclosure for assets and liabilities when such accounting and disclosure is called for by other accounting literature. These rules establish a fair value hierarchy for inputs to be used to measure fair value of financial assets and liabilities. This hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 (highest priority), Level 2, and Level 3 (lowest priority).

Note 2 – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (cont'd):

Level 1— Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the balance sheet date.

Level 2— Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data.

Level 3— Inputs are unobservable and reflect the Company's assumptions as to what market participants would use in pricing the asset or liability. The Company develops these inputs based on the best available information.

Inventory

Inventories consisted of finished goods and work-in-progress. Finished goods consists of flower product, by-product from the flower product and pre-roll product ready for sale. Work-in-process consists of live plant in various stages of development, harvested product waiting for processing and product being processed to products for sales, finished goods. Inventory is valued using the specific identification method at the lower of cost consisting of direct costs, overhead and estimated shrinkage occurring during the inventory process of finished goods or net realizable value of inventory categories.

Vendor Concentration

The Company does not have any purchases from any one vendor comprising more that 10% of total purchases for the period of January 1, 2019 through March 31, 2019 or the period of January 1, 2018 through March 31, 2018. The Company does not believe it is substantially dependent upon nor exposed to any significant concentration risk related to purchases from any single vendor.

Concentration risk

The recreational use of cannabis is legal under the laws of the state of Oregon as well as 9 other states in the U.S. Licenses for the sale of recreational cannabis limits sales to within the state in which the license is issued. The use and possession of cannabis continues to be illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the "ACT"). As a result of these and other limitations imposed on the Company's business operations relative to its licensed area of operations, the Company may be substantially exposed to additional operational risks which may occur in the event there are adverse changes to State policy, Federal policy, tax laws, or over expansion of the cannabis market within the State, resulting in an inability to effectively monetize products and carry out profitable operations.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Expenditures that materially extend the useful life of an asset are capitalized. Repairs and maintenance are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of assets of generally seven years. Assets are depreciated starting at the time they are placed into service.

Leasehold improvements are amortized over the shorter of the lease term (including reasonably assured renewal periods) which range from three to six years or their estimated useful life.

Note 2 – Summary of Significant Accounting Policies (continued)

Intangible assets

Intangible assets are evaluated to determine their estimated useful life or if an indefinite life asset is present. For assets with an estimated useful life are amortized using a straight-line method over their useful life. Intangibles are evaluated annually for impairment each December 31 of each year. The Company has evaluated its intangibles for impairment and determined that no impairment was necessary as of December 31, 2018. As of this filing, an evaluation has not been conducted as of December 31, 2019.

Intangible asset is comprised of the Company's domain name – "www.yerbabuena.com".

Impairment of long-lived assets

The Company evaluates the carry value of its long-lived assets and infinite-lived intangibles for events or changes in circumstances indicate the carrying amounts may not be recoverable. If such indicators are present, the Company assesses the recoverability of affected assets by determining whether the carrying value of such assets is less than the sum of the undiscounted future cash flows of the assets. If such assets are found not to be recoverable, the Company measures the amount of such impairment by comparing the carrying value of the assets to the fair value of the assets, with the fair value generally determined based on the present value of the expected future cash flows associated with the assets. No impairment has been recorded for the periods ended December 31, 2018.

Revenue Recognition

On January 1, 2019, the Company adopted Accounting Standards Update ("ASU") 2014-09, "Revenue from Contracts with Customers" and all the related amendments, which are also codified into ASC 606. The Company elected to adopt this guidance using the modified retrospective method. The adoption of this guidance did not have a material effect on the Company's financial position, results of operations or cash flows.

Under the new standard, the Company recognizes wholesale revenue as it's only revenue stream. Revenue is recorded when the customer is determined to have taken control of the product and the Company has determined that its performance obligation is satisfied at a point in time. This determination is based on the customer specific terms of the arrangement and gives consideration to factors including, but not limited to, time of delivery to the customer, whether the customer has an unconditional obligation to pay, whether a time period or event is specified in the arrangement and whether the Company can mandate the return or transfer of the products. Revenue is recorded net of taxes collected from customers that are remitted to governmental authorities with collected taxes recorded as current liabilities until remitted to the relevant governmental authority.

The Company has determined that no significant adjustments were required to prior period recognition of revenue upon adoption of the new standard. In addition, the Company has chosen to avail itself of certain optional exemptions to the disclosure requirements within the new standard.

Disaggregated Revenue

The Company recognizes wholesale revenue as its only revenue stream.

The following table illustrates our revenue by related to the three months ended March 31, 2019 and 2018:

Period Ended March 31,	2019	2018
Revenues	$ 341,006	$ 485,326

Note 2 – Summary of Significant Accounting Policies (continued)

Contract Balances

Due to the nature of the Company's revenue from contracts with customers, the Company does not have material Contract assets or liabilities that fall under the scope of ASC Topic 606.

Contract Estimates and Judgments

The Company's revenues accounted for under ASC Topic 606, generally, do not require significant estimates or judgments based on the nature of the Company's revenue stream. The sales prices are generally fixed at the point of sale and all consideration from contracts are included in the transaction price. The Company's contracts do not include multiple performance obligations or material variable consideration.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $854 for the period of January 1, 2019 through March 31, 2019 and $8,311 for the period of January 1, 2018 through March 31, 2018.

Research and Development

Research and development ("R&D") costs are charged to expense as incurred and are included in general and administrative costs in the accompanying statement of operations. R&D expenses were $1,372 for the period of January 1, 2019 through March 31, 2019 and $747 for the period of January 1, 2018 through March 31, 2018.

Recent accounting pronouncements

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, *Simplifying the Test for Goodwill Impairment ("ASU 2017-04")*. This standard eliminates Step 2 from the goodwill impairment test. Instead, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value, not to exceed the total amount of goodwill allocated to the reporting unit. ASU 2017-04 is effective for the Company beginning January 1, 2020. The adoption is not expected to have a material impact on the financial statements.

Income taxes

The Company is a Limited Liability Company taxed as a Partnership under the Internal Revenue Code of the United States. Accordingly, for all periods presented, all earnings and loss passes through to the members' personal income tax returns.

We record state level excise taxes and minimum taxes due as "income taxes" for financial statement reporting purposes. For the period ending March 31, 2019 and 2018 the company recorded $150 and $1,100 respectively.

Note 3 – Inventory

The following is a breakdown of inventory as at March 31, 2019 and 2018:

	As of March 31,	
	2019	2018
Finished goods	93,272	103,540
Work-in-progress	116,968	209,668
	$ 210,240	$ 313,208

Note 4 – Property and Equipment, Net

Property and equipment consisted of the following as of March 31, 2019 and 2018:

	March 31,	
	2019	2018
Vehicle or transport equipment	71,334	85,134
Machinery and equipment	1,028,208	1,026,226
Office equipment and tools	27,118	27,118
Leaseholder improvement	613,182	599,120
	1,739,842	1,737,598
Less accumulated depreciation and amortization	(852,468)	(540,110)
Property and equipment, net	$ 887,374	$ 1,197,488

Depreciation and amortization expense amounted to $79,222 and $77,621 for the periods ended March 31, 2019 and 2018, respectively.

Note 5 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at March 31, 2019 and 2018 consist of the following:

	March 31,	
	2019	2018
Accounts payable	$ 68,233	$ 33,522
Accrued compensation and related taxes	46,774	59,381
Accrued expenses	75,679	19,580
	$ 190,686	$ 112,483

Note 6 – Note Payable

Notes payable consisted of the following as of March 31, 2019 and 2018:

	March 31,			
	2019		2018	
Notes payable	$	18,788	$	24,569
Less: current portion		(5,781)		(5,781)
Debt, long term	$	13,007	$	18,788

In 2017, the Company financed the purchase of a tractor valued at $28,905. The financing provided by the vendor was 0% interest for 60 months with monthly payments under the note of $481. The Company chose not to record a discount when applying a fair value interest rate as the amount is immaterial.

Debt maturities as of March 31, 2019 are as follows:

March 31, 2020	5,781
December 31, 2020	5,781
December 31, 2021	5,781
December 31, 2022	1,445
Total	$ 18,788

Note 7 – Related Party Transactions

During the year ended December 31, 2015 the Company entered into various note agreements for total of $254,155 with a Member of the Company. The loans bear interest at a rate of 8% per annum and are due two years from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

During the year ended December 31, 2016 the Company entered into various additional note agreements for a total of $550,000 with the same Member of the Company. The loans bear interest at a rate of 8% per annum are due one year from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

During the year ended December 31, 2017 the Company entered into an additional note agreement for total of $15,000 from the same Member of the Company. The loans bear interest at a rate of 8% per annum are due one year from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

Note 7 – Related Party Transactions (continued)

During the year ended December 31, 2018 the Company entered into an additional note agreement for total of $255,000 from the same Member of the Company. The loans bear interest at a rate of 8% per annum are due one year from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

During period ended March 31, 2019 the Company entered into an additional note agreements totaling $225,150 from the same Member of the Company. The loans bear interest at a rate of 8% per annum are due one year from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

As of March 31, 2019, and 2018 the Company had a balance of short-term notes payable to a Member totaling $995,735 and $565,585 respectively. The related party has not called a default on any amounts past due.

As of March 31, 2019, Stem Holdings, Inc. had advanced the Company $14,869.

Note 8– Commitments and Contingencies

On January 1, 2016, the Company entered into a sublease with Laurel Road Properties LLC, which is owned by two members of the Company for certain real estate located in Hillsboro, Oregon. The initial term of the lease was 18 months, commencing on January 1, 2016. The initial base rent was $5,000/month, increasing to $7,000/month from February 1, 2016 to June 30, 2016, and thereafter increasing to $7,500/month for the remaining term of the lease. In addition to this rent, there is a $7,500 security deposit and prepaid rents of $15,000 which were to be applied to the final two month's rent in the final year of the lease. The lease provides for an option to renew for three (3) additional 1-year terms on three months prior written notice, with the first extension year rent at $8,000/month, the second-year extension rent at $8,240/month, and the third extension year rent at $8,488/month, if exercised. The Company exercised its right to renew in each of fiscal 2017 and 2018 for a one-year term, whereunder the lease would expire June 30, 2019. On January 28, 2019 the Company entered into a Termination Agreement with respect to the sublease and forfeited its Security Deposit in the amount of $7,500 in consideration of the early termination along with $15,000 which represented the final two months rent under the lease. The termination of the lease becomes effective upon closing of the APA with Stem Holdings, LLC. Subsequently in February 2019, the Company, Eendrag, LLC and Laurel Properties, LLC entered into an amended agreement whereby the Company agreed to an increase in the rental payments under its July 2018 extension to $10,035 per month, subject to termination upon closing of the APA with Stem Holdings, Inc. The agreement terminated in June 2019 upon closing the APA with Stem Holdings, Inc. (see Note 10).

Total net rent expense for the period of January 1, 2019 through March 31, 2019 was $28,358. Total net rent expense for the period of January 1, 2018 through March 31, 2018 was $32,327. The Company presently has no future commitments under non-cancellable operating leases with terms longer than one year.

United States Federal Government. This raises several possible issues which may impact the Company's overall operations, not the least of which are related to traditional banking and other key operational risks. Since cannabis remains illegal on the federal level, and most traditional banks are federally insured, those financial institutions will not service cannabis businesses. In states where medical or recreational marijuana is legal, dispensary owners, manufacturers, and anybody who "touches the plant", continue to face a host of operational hurdles, including a reluctance by traditional banks to do business with them. Aside from a huge inconvenience and the need to find creative ways to manage financial flow, payroll logistics, and payment of taxes, this also poses tremendous risks to controls as a result of operating a lucrative business in cash. This lack of access to traditional banking may inhibit industry growth.

Note 8 – Commitments and Contingencies (continued)

As noted earlier in Note 1, the Company engages in a business that constitutes an illegal act under the laws of the

Despite the uncertainties surrounding the Federal government's position on legalized marijuana, the Company does not believe these risks will have a substantive impact on its planned operations in the near term.

Note 9 – Membership Interest

One of the Company's members contributed $430,431 in July 2015, the Company also received a total of $1,000,000 of advances in 2015 from two members, which were reclassified to Capital contributions in 2016. In 2016 the Company received $880,000 in cash contributions from several members. In the three months ended March 31, 2018 the Company received $43,000 in cash contributions from a member.

Each member can vote based on their membership interest as a percentage of the total membership interest. A member can voluntarily withdraw from the Company; however, they can be held liable for breach of the Company's operating agreement and for any damages arising from the withdrawal and will not be entitled to any distributions from the Company as a result of the withdrawal. Each member is subject to future capital contributions, which are determined by the managers of the Company, and if the member does not meet the capital call they will be considered in default until the contribution is made in the future. The defaulting member will not be allowed to vote on any issues or participate in any membership meetings until the default is cured.

Profits are allocated to each member in an amount up to, but not exceeding, the aggregate amount of losses previously allocated to that member, with any additional profit and losses allocated to the members based on their ownership as a percentage of total ownership.

Note 10 – Other Events

On October 8, 2018, Stem and Yerba entered into an Asset Purchase Agreement (the "Agreement") which provided for Stem Holdings, Inc. to purchase certain assets and assume certain liabilities of Yerba, including the entirety of its cannabis operations.

On April 8, 2019, the parties entered into an Interim Closing Agreement whereby the Company transferred certain intellectual property to Stem for a cash payment of $350,000. The intellectual property acquired by Stem included: Seller's trademarks, copyrights, trade secrets, software, and other intangible assets such as tradenames, internet domains, telephone numbers, e-mail addresses, and other similar items, together with associated listings and registrations.

On June 28, 2019, Stem received regulatory approval from the OLCC and concluded the acquisition of the Company. In total, upon closing Stem had paid to Yerba and the member of Yerba (i) $350,000 in cash; (ii) entered into a $400,000 non-negotiable promissory note and (iii) issued 1,931,506 shares of its common stock, valued at $4,059,332.

Note 11 – Subsequent events

In May and June 2019, prior to the closing of the Agreement, Stem Holdings, Inc. advanced the Company $173,000.

Management has evaluated events subsequent to March 31, 2019 through January 27, 2020, the date the financial statements were available for issuance.